UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 17, 2016

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130, P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 17, 2016, the Board of Directors of 1st Constitution Bancorp (the “Company”) and the Board of Directors of 1st Constitution Bank (the “Bank”) received notice from John P. Costas of his resignation as director of the Company and the Bank, effective immediately.  Mr. Costas was a member of the Company’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and the Strategic Oversight Committee (Chairman).

Mr. Costas has furnished the Company with a letter concerning the circumstances surrounding his resignation. Principally, the letter from Mr. Costas indicates that his resignation is as a result of his concerns regarding the governance practices of both  the Chairman and the Chief Executive Officer and the Board of Directors of the Company and the Bank, the failure to establish a strategy for the Company by the Board of Directors of the Company, to put shareholder interests before those of individual directors and management, and to address the implementation of recommendations contained in a recent governance review conducted by an outside consulting firm retained by the Board of Directors of the Company. A copy of the letter from Mr. Costas is attached hereto as Exhibit 17.1.

ITEM 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

17.1	Resignation Letter from John P. Costas dated June 17, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2016	1ST CONSTITUTION BANCORP

	By:	/s/ ROBERT F. MANGANO
		Name:	Robert F. Mangano
		Title:	President and Chief Executive Officer